CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 12, 2008

Date of Report

 (Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.

(formerly Viscorp, Inc.)

(Exact name of registrant as specified in its charter)

Delaware                                  000-52236                              20-4857782

(State or other jurisdiction    (Commission File Number)             (IRS Employer

of incorporation)                                                                         Identification No.)

11th Floor, South Tower, Jinjiang Times Garden

107 Jin Li Road West

Chengdu , P. R. China, 610072

 (Address of principal executive offices (zip code))

+0086-028-86154737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03: Material Modification to Rights of Security Holders

Section 5 – Corporate Governance and Management

Item 5.03: Amendments to Articles of Incorporation or Bylaws

Section 8 – Other Events

Item 8.01: Other Events

On January 14, 2008, a majority of our shareholders approved, via written consent, the following actions, as set forth in our Information Statement on Schedule 14C, which was filed on February 11, 2008:

1.

To change our corporate name to TIANYIN PHARMACEUTICAL CO., INC.

2.

To authorize 25,000,000 shares of preferred stock with a par value of $0.001.

We filed a certificate of amendment to our articles of incorporation with Delaware’s Secretary of State to effect these actions, which became effective on March 11, 2008, and as of such date, our corporate name changed to Tianyin Pharmaceutical Co., Inc. and our authorized capital increased by 25,000,000 shares of preferred stock.  Pursuant to the financings we closed in January 2008 and the authority vested in our Board of Directors, we also filed a certificate of designation with Delaware’s Secretary of State to designate 10,000,000 of the 25,000,000 shares of preferred stock as Series A preferred stock.    Our current authorized capital now consists of 50,000,000 shares of common stock, 15,000,000 shares of preferred stock, whose terms shall be determined by the board of directors at the time of issuance, and 10,000,000 shares of Series A preferred stock.  A copy of our current Articles of Incorporation is attached hereto as an exhibit.

In connection with our name change, we received a new trading symbol and cusip number.   Effective March 11, 2008, we will trade on the Over the Counter Bulletin Board under the symbol “TYNP”; our new cusip number is 88630M104.

Preferred Class of Stock

Prior to March 11, 2008, we did not have a class of preferred stock.   The purpose of the preferred class is to grant preferential rights to certain persons for adequate consideration. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.  The preferred stock may be issued for consideration as determined by the Board without any action from the stockholders.

Material Effects of Preferred Stock

The creation of a preferred class of stock does not have an immediate effect on stockholders of our common stock. Each stockholder retains the same proportionate interest in our company as he/she/it held prior to the establishment of the preferred stock. However, when preferred stock is issued, the preferential rights of the preferred stock must be satisfied before the holders of common stock are entitled to receive dividends or to participate pro rata in any distribution of assets available for distribution upon our liquidation.

Under certain circumstances any issuance of preferred stock may have the effect of delaying or preventing a change in control of the company by increasing the number of outstanding shares entitled to vote on the matter and by increasing the number of votes required to approve a change in control.  Shares of preferred stock could be issued that render more difficult or discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue additional shares of preferred stock could discourage an attempt by a party to acquire control.  Such issuances could deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of the common stock in a tender offer.  However, the preferential treatment associated with preferred stock makes such stock more attractive to investors and we believe will therefore directly increase our ability to obtain financing, which will in turn, create more value for our shareholders.

Series A Preferred Stock

As a result of designating a portion of our preferred stock as Series A preferred stock, the $15,225,000 of 10% Convertible Exchangeable Notes we issued in the January 2008 financings shall automatically be converted into and exchanged for 9,515,625 shares of such Series A Preferred Stock, with each share having a stated or liquidation value of

$1.60 per share.  Once issued, the Series A Preferred Stock is convertible at any time by the holder into shares of our Common Stock at a conversion price of $1.60 per share.  Such conversion price is subject to certain anti-dilution adjustment provisions, as set forth in the Certificate of Designation.  In addition, at the end of three years all unconverted shares of Series A Preferred Stock shall automatically convert into our Common Stock at the conversion price then in effect.  The Series A Preferred Stock votes on an “as converted basis” together with our common stock, on any proposal to effect a merger, consolidation or sale of all or substantially all of our assets.

Series A Preferred Stockholders are also entitled to an annual dividend equal to 10% of the Stated Value per share of Series A Preferred Stock, which is $1.60 per share.  The Dividend shall be paid quarterly for as long as the Series A Preferred Stock remains outstanding. We have the right, at our sole and exclusive option, to pay all or any portion of each and every quarterly dividend that is payable on each dividend payment date, either (i) in cash, or (ii) if such shares have been registered for resale under the Securities Act of 1933, as amended, in shares of our Common Stock.  Upon the payment of any dividend on the Series A Preferred Stock, the number of shares of Common Stock to be issued to the holder shall be an amount equal to ninety percent (90%) of the quotient of (i) the dividend payment divided by (ii) $1.60.  Any shares of Common Stock issued as a Dividend Payment shall have piggyback registration rights if not otherwise registered pursuant to an effective registration statement.  Dividends shall always be paid first to our Series A preferred stockholders before being paid to any of our common stock holders.  This summary of our Series A preferred stock is not intended to be relied upon as a complete description of such class of stock and is qualified in its entirety by reference to the Certificate of Designation which is attached hereto as an exhibit.

Other than the Series A preferred stock in connection with the January 2008 financings, we do not have any other present plans to issue additional shares of our authorized preferred stock.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

3.1	Articles of Incorporation, as amended
4.1

Form of Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (Incorporated by Reference to Exhibit 4.4 to our Current Report on Form 8-K filed on January 28, 2008.)

99.1	Press Release announcing Name Change and new symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:   /s/  Guoqing Jiang

      Name:  Guoqing Jiang

      Title:   Chairman and Chief Executive Officer

Dated:  March 12, 2008